     As filed with the Securities and Exchange Commission on June 21, 2000


                                                      Registration No. 333-71733
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       ON
                                    FORM S-3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MEDIUM4.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                             13-4037641
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         120 Fifth Avenue, Seventh Floor
                            New York, New York 10011
                                 (212) 993-9400
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                 Jonathan Braun
                             Chief Executive Officer
                                Medium4.com, Inc.
                         120 Fifth Avenue, Seventh Floor
                            New York, New York 10011
                                 (212) 993-9400
           (Name, Address, and Telephone Number of Agent For Service)

                  Copies of all communications and notices to:

                              Ira I. Roxland, Esq.
                 Cooperman Levitt Winikoff Lester & Newman, P.C.
                                800 Third Avenue
                            New York, New York 10022
                               Tel: (212) 688-7000
                               Fax: (212) 755-2839

        Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Post-Effective Amendment to the Registration Statement

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________


          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Prospectus

                               Medium4.com, Inc.

                       2,014,119 shares of common stock
                    167,843 common stock purchase warrants

         We are offering 1,678,433 shares of our common stock to the holders of a like number of common stock purchase warrants, which were issued in our initial public offering of equity securities in April 1999. These warrants are exercisable until April 12, 2002 at a price of $9.00 per share. We may redeem these warrants at a price of $.05 per warrant upon not less than 30 days' prior written notice, provided that the reported closing price of our common stock equals or exceeds $12.00 per share for the 20 consecutive trading days ending on the third business day prior to our giving notice of redemption. We have agreed to pay a fee of 3% of the proceeds that we receive from the exercise of warrants to Westminster Securities Corporation, the underwriter of our IPO, upon those exercises that are solicited by Westminster.

         We are also offering 167,843 units that we sold to Westminster for nominal consideration at the time of our IPO. Each unit, which consists of one share of our common stock and one warrant to purchase an additional share of our common stock, is exercisable at $9.90 per unit through April 12, 2002. As, if and when these warrants, which are identical to those we sold in our IPO but for their exercise price of $9.90 per share, are exercised, we shall also offer to their holders the 167,843 underlying shares of our common stock



                             ---------------------

Please read the risk factors beginning on page 2 of this prospectus before making a decision to invest in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

         Our common stock and warrants are listed on the American Stock Exchange under the symbols MDM and MDM.WS. The closing price of our common stock on June 20, 2000 was $5 5/16 per share.

                               ---------------------


                                  June  , 2000

                                  THE COMPANY

         We are one of the leading independent Internet broadcasters. We provide on-demand streaming audio and video content over our six Internet "television" networks, which currently host over 60 distinct channels targeted to various market segments and niches. Each day we provide, on-demand, nearly 400 constantly changing video programs, ranging from brief vignettes to full length features in a wide variety of entertaining and informational subjects, from our collection of over 26,000 videos. Our name underscores the Internet's role as the fourth medium for television broadcasting, after traditional transmission, cable and satellite television delivery.

         We were incorporated in Delaware in November 1998 under the name foreignTV.com, Inc. Our executive offices are located at 120 Fifth Avenue, Seventh Floor, New York, New York 10011. Our telephone number is (212) 993-9400 and our primary website is located at www.medium4.com. The information on our website is not part of this prospectus.

                              RECENT DEVELOPMENTS

         We have recently entered into a master affiliate agreement with Windfire International Corporation, Ltd., a British Virgin Islands corporation, pursuant to which we have granted Windfire the exclusive right for an initial term of five years to grant licenses solely to persons and entities acceptable to us for the establishment and operation within the nations of Brunei, Indonesia, Kenya, Malaysia, the Philippines, Singapore, South Africa, Tanzania, Thailand and Uganda of Internet sites that will comprise discrete channels upon one or more of our network of web sites.

         The master affiliate agreement requires Windfire to pay us a one time fee of $1,500,000 on or before June 30, 2000, of which $500,000 has been received to date.

         Windfire has also agreed to pay us commissions over the term of the master affiliation agreement calculated upon specified percentages of annual gross revenues, as defined in the agreement, received by Windfire from its licensees. These commissions, which are payable on a quarter-annual basis, will range from 10% to 30% of annual gross revenues, depending upon the specific nation for which a license has been granted and the year during the term of the agreement to which such revenues are attributable.

                               ----------------

         On May 10, 2000, our common stock and warrants were approved for listing on the American Stock Exchange under the symbols MDM and MDM.WS. Trading in our securities commenced on the AMEX on May 16, 2000.

                                 THE OFFERING

Common stock offered upon exercise              1,678,433 shares
of outstanding warrants......................

Common stock offered upon exercise of           335,686 shares
underwriter's unit purchase option and upon
exercise of outstanding warrants.............

Common stock to be outstanding
after offering(1)............................   12,375,315 shares

Use of Proceeds .............................   If the outstanding warrants,
                                                the underwriter's unit purchase
                                                option and the warrants
                                                comprising a portion of this
                                                option are exercised in full,
                                                we will receive proceeds of
                                                approximately $18.4 million
                                                prior to our payment of a 3%
                                                warrant solicitation fee. The
                                                net proceeds that we receive
                                                from warrant exercises, if any,
                                                will be added to our working
                                                capital.
______________
(1) Assumes the outstanding warrants, the underwriter's unit purchase option and the warrants underlying this option are exercised in full.

                                 RISK FACTORS

        Prospective investors should consider carefully the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus prior to making an investment in our common stock.

We have a limited operating history

        We have a limited operating history on which to base an evaluation of our business and prospects, having only commenced our initial business operations in May 1999. Our prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as the market for Internet broadcasting, services and advertising. These risks include our ability to:


        .       provide compelling and unique content to Internet users;

        .       successfully market and sell our services; and

        . effectively develop new and maintain existing relationships with companies in our affiliate program, advertisers, content providers, business customers and advertising agencies and other persons with which do business;

         As we have so little history of operations, investors will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against their past or present equivalents.

We expect to incur significant losses for the foreseeable future

         We have only recently recognized material revenues from services or advertising and we have experienced net losses since inception. We expect to incur significant losses on both a quarterly and an annual basis for the foreseeable future. There can be no assurance that we will ever achieve profitability.

We will be unable to attract viewers to our networks and their channels if the public rejects streaming technology

         Our success will depend upon market acceptance of streaming technology as an alternative to broadcast television. Without streaming technology, viewers would not be able to initiate playback of our programming until such programming is downloaded in its entirety, resulting in significant waiting times. The acceptance of streaming technology will depend upon a number of factors, including:

        . market acceptance of streaming players such as Microsoft's Windows Media Player(TM) and RealNetworks' RealPlayer; and

        . technological improvements to the Internet infrastructure to allow for improved video and audio quality and a reduction in Internet usage congestion;

Early streaming technology suffered from poor audio quality, and current video streaming is of lower quality than conventional media broadcasts. In addition, Internet congestion may interrupt audio and video streams, resulting in user dissatisfaction. Our prospects will be adversely affected if streaming media technology fails to achieve or maintain broad acceptance.

We are dependent on providers of streaming media products

        We rely on providers of streaming media products, such as Microsoft and RealNetworks, to provide a broad base of users with streaming media software.
We currently license software products that enable the broadcast of streaming media from such companies and others. We may need to acquire additional licenses to meet our future needs. Users are currently able to download electronically copies of Microsoft's Windows Media Player and RealNetwork's RealPlayer software free of charge. If providers of streaming media products substantially increase license fees charged to us for the use of their products or refuse to license such products to us, our ability to provide streaming audio and video will be adversely affected.

We may not be able to protect our proprietary rights

        We regard our copyrights, trade secrets, trademarks, patents, and similar intellectual property as significant to our growth and success. We rely upon a combination of copyright and trademark laws, trade secret protection, confidentiality and non-disclosure agreements and contractual provisions with our employees and with third parties to establish and protect our proprietary rights. We have applied for federal trademark protection for our networks and other channels and brands and intend to apply for federal trademark protection for other marks and names used in our business. Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries are uncertain and still evolving. We are unable to assure investors as to the future viability or value of any of our proprietary rights or those of other companies within the industry. We are also unable to assure investors that the steps taken by us to protect our proprietary rights will be adequate. Furthermore, we can give no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

We will need significant additional financing to grow

         We will require substantial additional financing in order to seek to expand our operations and to become a meaningful competitor in the Internet broadcast industry. We have no current definitive arrangements with respect to additional financing and there can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Moreover, if we raise this additional capital through borrowing or other debt financing, we would incur substantial interest expense. Sales of additional equity securities will dilute on a pro rata basis the percentage ownership of all holders of common stock. Any inability to obtain additional financing will materially adversely affect us, including possibly requiring us to significantly curtail operations.

Government regulation of the Internet could slow its growth

         There are few laws or regulations directly applicable to the Internet. For example, the Digital Millennium Copyright Act, enacted into law in 1998, protects certain qualifying online service providers from copyright infringement liability, the Internet Tax Freedom Act, also enacted in 1998, placed a three year moratorium on new state and local taxes on Internet access and commerce, and under the Communications Decency Act, an Internet service provider will not be treated as the publisher or speaker of any information provided by another information content provider. The appeal of the Internet makes it likely, however, that state or national laws may be implemented in the future covering such issues as user privacy, defamatory speech, copyright infringement, pricing and characteristics and quality of products and services. Any new law or regulation may have the effect of limiting the use of the Internet and its growth as a new medium to communicate.

         We currently do not collect sales or other taxes with respect to the sale of services or products in states and countries where we believe we are not required to do so. One or more states or countries have sought to impose sales or other tax obligations on companies that engage in online commerce within their jurisdictions. A successful assertion by one or more states or countries that we should collect sales or other taxes on products and services, or remit payment of sales or other taxes for prior periods, could adversely affect our business.

We are dependent on certain third party content providers

         Our future success depends upon our ability to aggregate and deliver compelling content over the Internet. Although we create our own content, we also rely to some extent on third party content providers, such as television stations and networks, businesses and other organizations, film producers and distributors, and record labels for compelling and entertaining content. Our ability to maintain and build relationships with content providers is critical to our success. Although many of our agreements with third party content providers are for initial terms of more than one year, such agreements may not be renewed or may be terminated prior to the expiration of their terms if we do not fulfill our contractual obligations. Our inability to secure licenses from content providers or [performance rights societies] or the termination of a significant number of content provider agreements would decrease the availability of content that we can offer users. Such inability or termination may result in decreased traffic on our Web sites and, as a result, decreased advertising revenue, which could adversely affect our business.

         Our agreements with certain of our content providers are nonexclusive, and many of our competitors offer, or could offer, content that is similar to or the same as that obtained by us from such nonexclusive content providers. Such direct competition could dilute the value of the programming of our networks and channels.

Our large number of shares available for future sale could adversely affect the price of our securities

         Shares of our common stock owned by our affiliates, as this term is defined in the Securities Act, will be restricted and subject to the limitations of SEC Rule 144. Subject to certain contractual limitations, holders of restricted shares generally will be entitled to sell these shares in the public market without registration either pursuant to Rule 144 or any other applicable exemption under the Securities Act. Sales of substantial amounts of restricted shares when they become available for public sale, or the anticipation of such sales, could adversely affect the then prevailing market price of our common stock and may also impair our future ability to raise equity capital.

         Moreover, as of March 31, 2000, we had outstanding options and warrants covering approximately 6.8 million shares of our common stock. Future sales of any shares represented by outstanding options and warrants, or the anticipation of such sales, could adversely affect the market price of our securities and could materially impair our future ability to raise capital through an offering of equity securities. Further, the exercise of certain of these warrants will cause our shareholders to incur substantial dilution in future earning per share, if any.

                                USE OF PROCEEDS

         If the outstanding warrants, the underwriter's unit purchase option and the warrants comprising a portion of this option are exercised in full, we will receive proceeds of approximately $18.4 million prior to our payment of a 3% warrant solicitation fee. The net proceeds that we receive from warrant exercises will be added to our working capital.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with it (File No. 1-15853, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

        . our Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1999;

        .       our Quarterly Report on Form 10-Q for the quarter ended March
                31, 2000;

        .       our Current Report on Form 8-K dated May 15, 2000;

        . our proxy statement for our annual meeting of shareholders scheduled for July 7, 2000; and

        . the description of our units, common stock and warrants contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

        Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address and number:

        Medium4.com, Inc.
        120 Fifth Avenue, Seventh Floor
        New York, New York 10011
        (212) 993-9400


                           DESCRIPTION OF SECURITIES

        Our authorized capitalization consists of 30,000,000 shares of common stock, par value $.01 per share, and 5,000 shares of preferred stock, par value $.01 per share.

Common Stock

        As of the date of this prospectus, 10,361,196 shares of our common stock are outstanding. Each stockholder of record is entitled to one vote for each share of our common stock owned by that stockholder on all matters properly submitted to the stockholders for their vote. Our certificate of incorporation does not provide for cumulative voting for the election of our directors, with the result that stockholders owning or controlling more than 50% of the shares voted for the election of directors can elect all of the directors.

        Subject to the dividend rights of holders of preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by our board out of funds legally available for this purpose.

        In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive on a pro rata basis any assets remaining available for distribution after payment of our liabilities and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of common stock have no conversion or redemption provisions or preemptive or other subscription rights. The outstanding shares of common stock are, and the shares of common stock included in the units, when issued and paid for as set forth in this prospectus, will be, fully paid and nonassessable.

Redeemable Warrants

         As of the date of this prospectus, there are 1,678,433 of our redeemable common stock purchase warrants outstanding. An additional 167,843 warrants will be issued upon the exercise, of which there can be no assurance, of the unit purchase option we sold to Westminister as part of our IPO.

         Each warrant issued as part of our IPO and pursuant to Westminster's unit purchase option entitles the holder of record to purchase one share of our common stock at a price of $9.00 per share, subject to adjustment in certain circumstances, at any time until the warrants expire at 5:00 p.m., New York City time, on April 12, 2002. The warrants to be issued upon exercise of Westminster's unit purchase option are identical to the warrants issued in our IPO, except that they are exercisable at a price of $9.90 per share.

         Such warrants were issued in registered form under a warrant agreement between us and American Stock Transfer & Trust Company, as warrant agent. We refer you to the Warrant Agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

         We may redeem these warrants, in whole and not in part, at our option, at a price of $.05 per warrant at any time upon not less than 30 days' prior written notice to the warrantholders, provided that the reported closing price of our common stock equals or exceeds $12.00 per share, for the 20 consecutive trading days ending on the third business day prior to our giving notice of redemption. The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

         You will be unable to exercise your warrants unless we have filed with the SEC a current prospectus covering our shares of common stock underlying your warrants and such shares have been registered or qualified or deemed to be exempt under the securities laws of your state of residence. We will use our best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, subject to the terms of the warrant agreement. While it is our intention to do so, we cannot assure investors that we will be able do so.

         We have engaged Westminster to act as our exclusive solicitation agent in connection with the exercise of the warrants. Upon the exercise of the warrants more than one year after the date of this prospectus, and to the extent not inconsistent with the guidelines of the NASD and the Rules and Regulations of the SEC, we have agreed to pay Westminster a commission equal to 3% of the proceeds received by us from the exercise of the warrants. However, we will pay no compensation to Westminster in connection with the exercise of the warrants if

         . the market price of the underlying shares of common stock is lower than the exercise price,

         .      the warrants are held in a discretionary account; or

         .      the warrants are exercised in an unsolicited transaction.

         In addition, absent an exemption afforded by the provisions of Regulation M under the Exchange Act, Westminster will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to any of our securities until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the underwriter may have to receive a fee for the exercise of the warrants following such solicitation. Westminster may employ subagents for such solicitation party.

                                 LEGAL MATTERS

         The validity of the shares of our common stock covered by this prospectus has been passed upon by Cooperman Levitt Winikoff Lester & Newman, P.C., New York, New York. Members of Cooperman Levitt beneficially own shares of our common stock.

                                    EXPERTS

         The consolidated financial statements of Medium4.com, Inc. and subsidiaries as of December 31, 1999 and 1998, and for the year ended December 31, 1999, incorporated by reference in this prospectus have been audited by Radin, Glass & Co., LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed a post-effective amendment to a registration statement with the Securities and Exchange Commission relating to the common stock we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         For further information with respect to our company and the common stock offered by this prospectus, we refer you to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in:

         .       Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;
         .       The Chicago Regional Office, Suite 1400, 500 West Madison
                 Street, Citicorp Center, Chicago, Illinois 60661; and
         .       The New York Regional Office, Suite 1300, 7 World Trade Center,
                 New York, New York 10048.

         Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's Web site at http://www.sec.gov.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this Post-Effective Amendment to this Registration Statement:

Legal Fees and Expenses .......................................   $ 5,000.00

Accounting Fees and Expenses...................................     2,500.00

Miscellaneous Expenses.........................................     1,500.00
                                                                  -----------
                                                                  $ 9,000.00
         Total.................................................   ============



Item 15. Indemnification of Directors and Officers.

         Except as set forth in this Item 15, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         Article FIFTH of the Certificate of Incorporation of Medium4.com, Inc. ("Registrant") provides that Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each of its officers and directors, such right to indemnification being expressed in said Article FIFTH as a contractual right, and may so indemnify such other persons that such Sections grant Registrant the power to indemnify. Article FIFTH of the Certificate of Incorporation of Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL grants the registrant the power to indemnify existing and former directors, officers, employees and agents of the registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the registrant.

         Registrant maintains a policy of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits.

         Exhibit
         Number               Description of Exhibit

          4.1 Form of specimen certificate representing registrant's common stock (1)

           4.2         Registrant's Restated Certificate of Incorporation (1)
           4.3 Registrant's Restated Certificate of Incorporation, as amended (2)
           4.4         Registrant's Bylaws, as amended (1)
           4.5 Specimen certificate evidencing common stock purchase warrant (1)
           4.6 Form of Unit of Purchase Option between Registrant and Westminster Securities Corporation (1)
           4.7 Form of Warrant Agreement between Registrant and American Stock Transfer and Trust Company, as warrant agent (1)
           5.1         Opinion of Cooperman Levitt Winikoff Lester & Newman,
                       P.C.(1)
          23.1         Consent of Radin, Glass & Co., LLP
          23.2 Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (contained in their opinion included under Exhibit 5.1)(1)
          24.1 Power of Attorney (comprises a portion of the signature page to this statement)

------------
(1) Filed as an exhibit to Registrant's registration statement on Form S-1 (File No. 333-71733).
(2) Filed as an exhibit to Registrant's registration statement on Form 8-A (File No. 0-15863).


Item 17.       Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 20, 2000.

                                             Medium4.com, Inc.

                                             By: /s/ Jonathan Braun
                                                 -------------------------------
                                                     Jonathan Braun
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                    Title                                    Date
                ---------                                    -----                                    ----
 /s/ JONATHAN BRAUN                        Chief Executive Officer and Director                 June 20, 2000
---------------------------------
Jonathan Braun

 /s/ HAROLD BERLINER                       Treasurer and Principal Financial and Accounting     June 20, 2000
---------------------------------
Harold I. Berliner

      *                                    Chairman of the Board and Director                   June 20, 2000
---------------------------------
I. William Lane

                                           Senior Vice President-International Operations and   June 20, 2000
                                           Director
---------------------------------
Bruno Finel
                                           Vice President-Legal Affairs, General Counsel,       June 20, 2000
         *                                 Secretary and Director
---------------------------------
Marc D. Leve
                                           Director
---------------------------------
Stanley S. Canter

                                           Director
---------------------------------
Junichi Watanabe

_____________________
* Jonathan Braun, pursuant to powers of attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this post-effective amendment to this registration statement on behalf of each of the persons referenced above.

Dated: June 20, 2000                               /s/Jonathan Braun
                                                 -------------------------------
                                                    Jonathan Braun